Exhibit 99.1

Contacts:

For More Information:

CCG Investor Relations Crocker Coulson, President 10960 Wilshire Boulevard, Suite 2050 Los Angeles, CA 90024 (310) 231-8600 crocker.coulson@ccgir.com	Applied Imaging Corp. Terry Griffin, Chief Financial Officer 120 Baytech Drive, San Jose, CA 95134 (408) 719-6400 tgriffin@aicorp.com

FOR IMMEDIATE RELEASE:

Applied Imaging Announces Second-Quarter 2005 Results

• Q2 revenues up by 15%

San Jose, CA, August 2, 2005 – Applied Imaging Corp. (“Applied Imaging”) (Nasdaq: AICX) today announced financial and operating results for the second quarter ended June 30, 2005.

Total revenues for the three months ended June 30, 2005 were $4.9 million, up 15% from the $4.3 million generated in the second quarter of 2004. Total revenues for the six months ended June 30, 2005 were $9.8 million, up 7% from the $9.2 million produced in the same period last year.

The Company narrowed its net loss by 58% to $436,000, or $(0.09) per share, for the quarter, as compared to a loss of $1.0 million, or $(0.22) per share, in the comparable period last year. The Company also decreased its net loss for the six months ended June 30, 2005 by 43% to $947,000, or $(0.20) per share, versus a net loss of $1.7 million, or $(0.39) per share, for the same period last year.

“We are pleased to report progress in both our top- and bottom-line performance for the first half of 2005,” said Robin Stracey, President and Chief Executive Officer of Applied Imaging Corp. “Our Cytogenetics system revenues are on track with our 2005 financial targets, with significant contributions from the business’ overseas markets. Moreover, our Ariol® system revenues have been particularly strong in North America, with several system sales to strategically important cancer research and biopharmaceutical customers in Q2. In addition, we have continued to invest in enhancing the performance of our imaging platforms: CytoVision 3.6 was released earlier this year and Cytovision 3.7 and Ariol® 2.1 will be released in the second half.”

“In the last six months we have successfully resolved several legacy corporate issues, including completion of the expanded audit and subsequent restatement of our 2002, 2003

August 2, 2005	Applied Imaging Announces Second-Quarter 2005 Results	Page 2

and interim 2004 financial statements and settling the patent infringement litigation with Clarient, Inc. (formerly ChromaVision Medical Systems). With these matters behind us, we are now fully focused on executing our long-term growth initiatives. This includes developing, obtaining necessary regulatory approvals for and commercializing our proprietary circulating tumor cell system and adapting our Ariol® platform to an ever broader range of clinical, cancer research and biopharmaceutical applications,” asserted Mr. Stracey.

Gross profit for the quarter was up by $316,000 to $2.9 million, compared to $2.6 million in the second quarter of 2004. The gross margin of 59% for the second quarter of 2005 was down slightly from the 60% in the same prior year period. For the six-month period ended June 30, 2005, gross profit for the quarter rose modestly by $145,000 to $5.8 million, from $5.6 million in the same period last year. Gross margin for the six-month period ended June 30, 2005 was 59%, compared to 61% in the same prior-year period.

Operating expenses were $3.2 million for the quarter, as compared to $3.6 million in the second quarter of 2004. Operating expenses for the six-month period ended June 30, 2005 were $6.5 million, versus $7.2 million for the comparable 2004 period. The reduction in expenses was primarily attributable to a January 2005 initiative to streamline and simplify the Company’s management structure, partially offset by expenses associated with the settlement of patent infringement litigation, ongoing accounting fees and incremental investments in the Company’s Circulating Tumor Cell, Inc. subsidiary.

“Our circulating tumor cell initiative is progressing well. We are actively working to standardize and optimize the reagents and protocols used in the blood sample preparation process and intend to establish our Ariol®-based system as the premier imaging and image analysis tool for the evaluation of CTC’s. Unlike existing circulating tumor cell imaging devices, our system is designed not only to detect and count circulating tumor cells, but also to allow pathologists and researchers to visualize and analyze them morphologically, a key competitive differentiator”, concluded Mr. Stracey.

Financial Condition

As of June 30, 2005, the Company had cash and cash equivalents of $3.0 million, compared to $2.8 million at March 31, 2005 and $3.9 million at December 31, 2004.

Outlook

The Company reaffirms its prior revenue projection of approximately $20 million for the year, and continues to expect achieving operating profitability in its core imaging business in the second half of 2005. On a consolidated basis, with incremental investments anticipated for its CTC, Inc. subsidiary, the Company continues to anticipate a modest loss for the second half and for the full financial year.

About Applied Imaging

Applied Imaging Corp., based in San Jose, California, is the leading supplier of automated imaging and image analysis systems for the detection and characterization of chromosomes and molecular markers in genetics and cancer applications. The Company markets a wide

August 2, 2005	Applied Imaging Announces Second-Quarter 2005 Results	Page 3

range of imaging and image analysis systems for fluorescence and brightfield microscopy, including the Company’s Ariol®, SPOT™ and CytoVision® product families. Applied Imaging has installed over 3,500 systems in over 1,000 laboratories in more than 60 countries. The Company is also developing a system for the detection, quantification and characterization of circulating tumor cells from the blood of cancer patients. More information about Applied Imaging can be found at www.aicorp.com.

Code: AICXG

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward looking statements as defined in the Private Securities Litigation Reform Act of 1995, regarding, among other matters, the timing of the Company’s Cytovision 3.7 and Ariol 2.1 releases, its ability to execute its long term growth initiatives, including successful development of its circulating tumor cell system and adapting its Ariol platform to new applications, as well as its future financial performance, financial condition, timing of operating profitability in its imaging business, and the timing and amount of spending for its CTC, Inc. subsidiary business. Forward-looking statements are based on management’s current, preliminary, expectations and are subject to risks and uncertainties, which may cause the Company’s actual results to differ materially from the statements contained herein. The Company’s second quarter 2005 financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including the failure of Applied Imaging to develop successfully its cancer diagnostics or genetic instrument business, potentially unacceptable results from its preclinical and clinical trials of circulating tumor cell enrichment methods and other such factors as set forth in “Business-Additional Factors that Might Affect Future Results,” commencing on page 11 of Applied Imaging’s Form 10-K for 2004, filed with the Securities and Exchange Commission on April 27, 2005.. The forward-looking statements in this news release are made as of August 2, 2005, and Applied Imaging is under no obligation to revise or update the forward-looking statements.

- Financial Tables Follow -

APPLIED IMAGING CORP. AND SUBSIDIARIES

Consolidated Statement of Operations

and Comprehensive Loss

(in thousands, except per share data)

(Unaudited)

	Three Months ended		Six Months ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Revenues	$4,912	$4,271	$9,802	$9,186
Cost of revenues	2,015	1,690	4,039	3,568

Gross profit	2,897	2,581	5,763	5,618

Operating expenses
Research and development	870	844	1,755	1,735
Sales and marketing	1,323	1,630	2,720	3,337
General and administrative	1,013	1,093	2,066	2,130

Total operating expenses	3,206	3,567	6,541	7,202

Operating loss	(309)	(986)	(778)	(1,584)

Other income/(expense)	(127)	(45)	(169)	(90)

Net loss	$(436)	$(1,031)	$(947)	$(1,674)

Net loss per share - basic and diluted	$(0.09)	$(0.22)	$(0.20)	$(0.39)

Weighted average shares outstanding - basic and diluted	4,776	4,655	4,780	4,323

Selected Consolidated Balance Sheet Data*

(in thousands,)

(Unaudited)

	June 30, 2005	December 31, 2004
Cash and cash equivalents	$2,955	$3,927
Restricted cash	180	193
Working capital	(292)	603
Total assets	12,404	14,032
Total stockholders’ equity	(2,502)	3,436

*	Note: Selected financial information. Please see the appropriate Company reports on Forms 10-Q and 10-K as filed with the Securities and Exchange Commission for complete financial information and footnotes.